January 15, 1997

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549



Dear Sirs/Madams:

     We have read and agree with the comments in Item 4 of Form 8-K of The Four Seasons Fund Limited Partnership dated January 15, 1997.



Yours truly,

/s/ Deloitte & Touche LLP

cc:  Mr. Lee E. Meyer
     Chief Financial Officer
     Heinold Asset Management, Inc.
     440 South LaSalle Street, 20th Floor
     Chicago, IL  60605